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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 26, 2003

NaPro BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	0-243201 (Commission File Number)	84-1187753 IRS Employer Identification No.)
4840 Pearl East Circle, Suite 300W Boulder, Colorado 80301 (Address of principal executive offices and Zip Code)
(303) 516-8500 (Registrant's telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

        On August 26, 2003, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein in its entirety by this reference. The press release relates to Company's announcement that it has entered into a definitive agreement to sell the Company's worldwide polyethoxylated castor oil formulated injectable paclitaxel business to Faulding Pharmaceutical Co., a subsidiary of Mayne Group Limited, for $71.7 million plus outstanding receivables.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits.

No.	Description
99.1	Press release dated August 26, 2003.
99.2	Script that will be used by the Company's executives during the conference call on August 26, 2003.

Item 9. Regulation FD Disclosure.

        On August 26, 2003, the Company is holding a conference call to discuss the definitive agreement to sell the Company's worldwide polyethoxylated castor oil formulated injectable paclitaxel business to Faulding Pharmaceutical Co. The script of the conference call is attached as Exhibit 99.2 to this Form 8-K. The information in this Item is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2003

NAPRO BIOTHERAPEUTICS, INC.
By:	/s/ Gordon Link Gordon Link Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated August 26, 2003.
99.2	Script that will be used by the Company's executives during the conference call on August 26, 2003.

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
INDEX TO EXHIBITS